Exhibit 99.1

GMS REPORTS RESULTS FOR THIRD QUARTER 2018

- Third Quarter Net Sales Increased 4.1% to $585.5 Million -

- Third Quarter Net Income Improved by 139% to $19.7 Million -

- Third Quarter Adjusted EBITDA Increased 3.8% to $42.2 Million -

Tucker, Georgia, March 6, 2018. GMS Inc. (NYSE:GMS), a leading North American distributor of wallboard and suspended ceilings systems, today reported financial results for the third quarter of fiscal 2018 ended January 31, 2018.

Third Quarter 2018 Highlights Compared to Third Quarter 2017

•                  Net sales increased 4.1% to a record $585.5 million; base business net sales increased 2.9%

•                  Net income increased to $19.7 million, or $0.47 per diluted share, compared to $8.2 million, or $0.20 per diluted share

•                  Adjusted EBITDA grew 3.8% to a record $42.2 million

•                  Gross margin expanded 40 basis points to 33.4%

Mike Callahan, President and CEO of GMS, stated, “We delivered record revenue and Adjusted EBITDA performance during the third quarter, topping a very challenging year-over-year comparison. I am particularly encouraged that we delivered solid organic revenue growth despite the impact of adverse weather conditions in the southern U.S. I am also pleased to report we captured approximately three points of wallboard price growth during the third quarter and expanded our overall gross margin on both a sequential and annual basis, which keeps us on track to achieve our previously announced guidance of gross margin in excess of 32.5% for fiscal year 2018.”

Mr. Callahan continued, “We generated broad-based sales growth across all of our product groups led by strong double-digit growth in ceilings during the third quarter. We completed one acquisition in the quarter and maintain a very robust pipeline that we anticipate will become more active over the next few quarters. Looking towards the balance of the year, we remain confident in our ability to deliver another year of record net sales and Adjusted EBITDA.”

Third Quarter 2018 Results

Net sales for the third quarter of fiscal 2018 ended January 31, 2018 were $585.5 million, compared to $562.5 million for the third quarter of fiscal 2017 ended January 31, 2017.

•                  Wallboard sales of $256.4 million increased 0.6%, compared to the third quarter of fiscal 2017 with wallboard unit volume decline of 1.9% to 826.3 million square feet offset by pricing improvement of 2.9%. Wallboard volume decline was partially driven by lost shipping days due to abnormal weather conditions across many of our largest markets in the southern U.S. as well as a tough comparison to an extremely strong third quarter of fiscal 2017.

•                  Ceilings sales of $90.4 million rose 10.5%, compared to the third quarter of fiscal 2017, mainly due to greater commercial activity, price gains and the positive impact of acquisitions.

•                  Steel framing sales of $96.7 million grew 3.5%, compared to the third quarter of fiscal 2017, mainly driven by pricing improvement.

•                  Other product sales of $142.0 million were up 7.4%, compared to the third quarter of fiscal 2017, as a result of strategic initiatives, price gains and the positive impact of acquisitions.

Gross profit of $195.4 million grew 5.2%, compared to $185.7 million in the third quarter of fiscal 2017, mainly attributable to higher pricing and increased sales. Gross margin expanded 40 basis points to 33.4%, compared to 33.0% in the third quarter of fiscal 2017 largely due to pricing discipline and purchasing initiatives. On a sequential basis, gross margin improved 60 basis points from 32.8% from the second quarter of fiscal 2018.

Net income of $19.7 million, or $0.47 per diluted share, increased by 139% or $11.5 million, compared to $8.2 million, or $0.20 per diluted share, in the third quarter of fiscal 2017. Adjusted net income of $15.3 million, or $0.36 per diluted share, grew $0.5 million, compared to $14.8 million, or $0.36 per diluted share, in the third quarter of fiscal 2017.

Adjusted EBITDA of $42.2 million rose 3.8%, compared to $40.7 million in the third quarter of fiscal 2017. Adjusted EBITDA margin was 7.2% as a percentage of net sales, flat compared to the third quarter of fiscal 2017, with improvement in gross margin offset by an increase in SG&A related expenses.

Capital Resources

As of January 31, 2018, GMS had cash of $28.9 million and total debt of $597.5 million, compared to cash of $19.8 million and total debt of $610.5 million as of October 31, 2017.

Tax Legislation Update

We recognized an income tax benefit of $4.5 million during the three months ended January 31, 2018 compared to income tax expense of $5.4 million during the three months ended January 31, 2017.  The change over the third quarter of fiscal 2017 is primarily related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) which was signed into law on December 22, 2017.  More specifically, we recognized a provisional income tax benefit of $7.8 million, or $0.18 per diluted share, related to the re-measurement of net deferred tax liabilities in connection with the enactment of the Tax Act.  Our Adjusted EPS disclosures exclude the net benefit from this item and reflects an effective tax rate of 34.5% based on our estimated taxes under the Tax Act. For fiscal 2019, we anticipate our full year effective tax rate will be approximately 23% to 25%.

Lease Accounting

In order to take advantage of the Tax Act’s accelerated depreciation provisions, facilitate the implementation of the new lease accounting standard which we will adopt in fiscal 2020, and improve the comparability of our financial statements with our publicly traded peers, beginning in fiscal 2019 we intend to finance the purchase of new commercial vehicles under capital leases and to convert the majority of our legacy equipment operating leases into capital leases or purchase the equipment outright. We anticipate that this will reduce our SG&A expense and increase our Adjusted EBITDA by approximately $21.0 to $24.0 million per year beginning in fiscal 2019.  The change is also expected to increase the property and equipment and debt accounts by approximately $75 million as of the first quarter of fiscal 2019.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the third quarter ended January 31, 2018 at 10:00 a.m. Eastern Time on March 6, 2018. Investors who wish to participate in the call should dial 800-239-9838 (domestic) or 323-794-2551 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through April 6, 2018 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 2730994.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 210 distribution centers across the United States. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments.  In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income and Adjusted EBITDA. The Company’s presentation of Adjusted net income and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets, statements about its expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit, gross margins and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and base business growth, statements regarding the impact of the recent tax legislation and anticipated changes related to lease accounting, including the expected impact on the fiscal 2019 effective tax rate, SG&A and Adjusted EBITDA, and statements regarding potential acquisitions and future greenfield locations, demand trends and future SG&A savings contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in its other periodic reports filed with the SEC.  In addition, the statements in this release are made as of March 6, 2018. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to March 6, 2018.

GMS Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

Three and Nine Months Ended January 31, 2018 and 2017

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Net sales	$585,508	$562,523	$1,875,669	$1,704,169
Cost of sales (exclusive of depreciation and amortization shown separately below)	390,088	376,796	1,262,885	1,146,633
Gross profit	195,420	185,727	612,784	557,536
Operating expenses:
Selling, general and administrative	156,262	147,260	472,232	432,116
Depreciation and amortization	16,490	18,316	49,548	51,479
Total operating expenses	172,752	165,576	521,780	483,595
Operating income	22,668	20,151	91,004	73,941
Other (expense) income:
Interest expense	(7,871)	(7,431)	(23,288)	(22,162)
Write-off of debt discount and deferred financing fees	—	(211)	(74)	(7,103)
Other income, net	401	1,081	965	2,170
Total other (expense), net	(7,470)	(6,561)	(22,397)	(27,095)
Income before taxes	15,198	13,590	68,607	46,846
Provision (benefit) for income taxes	(4,488)	5,363	15,555	12,232
Net income	$19,686	$8,227	$53,052	$34,614
Weighted average common shares outstanding:
Basic	41,036	40,943	41,004	40,035
Diluted	42,228	41,578	42,167	40,670
Net income per share:
Basic	$0.48	$0.20	$1.29	$0.86
Diluted	$0.47	$0.20	$1.26	$0.85

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

January 31, 2018 and April 30, 2017

(in thousands, except per share data)

	January 31,	April 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$28,939	$14,561
Trade accounts and notes receivable, net of allowances of $10,665 and $9,851, respectively	319,025	328,988
Inventories, net	227,564	200,234
Prepaid expenses and other current assets	18,104	11,403
Total current assets	593,632	555,186
Property and equipment, net of accumulated depreciation of $81,648 and $71,409, respectively	158,013	154,465
Goodwill	426,810	423,644
Intangible assets, net	232,214	252,293
Other assets	7,682	7,677
Total assets	$1,418,351	$1,393,265
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$98,924	$102,688
Accrued compensation and employee benefits	49,043	58,393
Other accrued expenses and current liabilities	40,020	37,891
Current portion of long-term debt	15,949	11,530
Total current liabilities	203,936	210,502
Non-current liabilities:
Long-term debt, less current portion	581,535	583,390
Deferred income taxes, net	14,256	26,820
Other liabilities	34,958	35,371
Liabilities to noncontrolling interest holders, less current portion	15,381	22,576
Total liabilities	850,066	878,659
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 41,041 and 40,971 shares issued as of January 31, 2018 and April 30, 2017, respectively	410	410
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued as of January 31, 2018 and April 30, 2017	—	—
Additional paid-in capital	488,289	488,459
Retained earnings	79,673	26,621
Accumulated other comprehensive loss	(87)	(884)
Total stockholders’ equity	568,285	514,606
Total liabilities and stockholders’ equity	$1,418,351	$1,393,265

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended January 31, 2018 and 2017

(in thousands)

	Nine Months Ended
	January 31,
	2018	2017
Cash flows from operating activities:
Net income	$53,052	$34,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	18,021	19,395
Write-off, accretion and amortization of debt discount and deferred financing fees	2,141	9,142
Amortization of intangible assets	31,527	32,084
Provision for losses on accounts and notes receivable	133	(434)
Provision for obsolescence of inventory	113	427
Increase (decrease) in fair value of contingent consideration	195	(388)
Equity-based compensation	1,473	1,669
(Gain) on sale of assets	(648)	(242)
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	14,545	(3,179)
Inventories	(23,617)	(25,708)
Accounts payable	(5,723)	318
Deferred income taxes	(12,860)	(14,773)
Prepaid expenses and other assets	(1,719)	(1,425)
Accrued compensation and employee benefits	(7,140)	(3,057)
Accrued expenses and liabilities	1,289	(321)
Liabilities to noncontrolling interest holders	(2,000)	908
Income tax receivable / payable	(5,049)	(12,690)
Cash provided by operating activities	63,733	36,340
Cash flows from investing activities:
Purchases of property and equipment	(13,408)	(6,900)
Proceeds from sale of assets	2,374	3,245
Acquisition of businesses, net of cash acquired	(23,568)	(145,976)
Cash used in investing activities	(34,602)	(149,631)
Cash flows from financing activities:
Repayments on the revolving credit facility	(597,092)	(817,598)
Borrowings from the revolving credit facility	493,739	836,507
Payments of principal on long-term debt	(4,332)	(3,381)
Principal repayments of capital lease obligations	(4,530)	(3,819)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	—	156,941
Repayment of term loan	—	(160,000)
Borrowings from term loan amendment	577,616	481,225
Repayment of term loan amendment	(477,616)	(381,225)
Debt issuance costs on revolving credit facility amendment	—	(1,342)
Debt issuance costs	(636)	(2,487)
Payments for taxes related to net share settlement of equity awards	(1,441)	—
Proceeds from exercises of stock options	130	—
Other financing activities	(591)	—
Cash (used in) provided by financing activities	(14,753)	104,821
Increase (decrease) in cash and cash equivalents	14,378	(8,470)
Cash and cash equivalents, beginning of period	14,561	19,072
Cash and cash equivalents, end of period	$28,939	$10,602
Supplemental cash flow disclosures:
Cash paid for income taxes	$35,005	$39,831
Cash paid for interest	21,192	20,038
Supplemental schedule of noncash activities:
Assets acquired under capital lease	$7,953	$6,667
Issuance of installment notes associated with equity-based compensation liability awards	11,898	5,353

GMS Inc.

Net Sales by Product Group

Three and Nine Months Ended January 31, 2018 and 2017

(dollars in thousands)

	Three Months Ended				Nine Months Ended
	January 31,	% of	January 31,	% of	January 31,	% of	January 31,	% of
	2018	Total	2017	Total	2018	Total	2017	Total
	(dollars in thousands)
Wallboard	$256,413	43.8%	$254,979	45.3%	$829,568	44.2%	$776,250	45.6%
Ceilings	90,360	15.4%	81,768	14.6%	291,716	15.6%	253,518	14.8%
Steel framing	96,744	16.5%	93,514	16.6%	304,598	16.2%	273,931	16.1%
Other products	141,991	24.3%	132,262	23.5%	449,787	24.0%	400,470	23.5%
Total net sales	$585,508		$562,523		$1,875,669		$1,704,169

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA

Three and Nine Months Ended January 31, 2018 and 2017

(in thousands)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017

Net income	$19,686	$8,227	$53,052	$34,614
Interest expense	7,871	7,431	23,288	22,162
Write-off of debt discount and deferred financing fees	—	211	74	7,103
Interest income	(44)	(23)	(93)	(101)
Provision (benefit) for income taxes	(4,488)	5,363	15,555	12,232
Depreciation expense	6,009	6,465	18,021	19,395
Amortization expense	10,481	11,851	31,527	32,084
EBITDA	$39,515	$39,525	$141,424	$127,489
Stock appreciation expense or (income)(a)	631	(498)	1,863	(734)
Redeemable noncontrolling interests(b)	340	256	1,370	3,079
Equity-based compensation(c)	430	622	1,277	1,981
Severance and other permitted costs(d)	8	57	325	315
Transaction costs (acquisitions and other)(e)	75	305	321	2,783
(Gain) loss on sale of assets	(51)	(114)	(648)	(244)
Management fee to related party(f)	—	—	—	188
Effects of fair value adjustments to inventory(g)	89	155	276	776
Interest rate cap mark-to-market(h)	276	109	710	241
Secondary public offering costs(i)	894	—	1,525	—
Debt transaction costs(j)	—	261	758	264
EBITDA add-backs	2,692	1,153	7,777	8,649
Adjusted EBITDA	$42,207	$40,678	$149,201	$136,138
Adjusted EBITDA margin	7.2%	7.2%	8.0%	8.0%

(a)                                 Represents non-cash compensation expenses (income) related to stock appreciation rights agreements.

(b)                                 Represents non-cash compensation expense related to changes in the redemption values of noncontrolling interests.

(c)                                  Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)                                 Represents severance expenses and other costs permitted in calculations under the ABL Facility and the First Lien Facility.

(e)                                  Represents one-time costs related to our IPO and acquisitions paid to third party advisors.

(f)                                   Represents management fees paid by us to AEA. Following our IPO, AEA no longer receives management fees from us.

(g)                                  Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value.

(h)                                 Represents the mark-to-market adjustments for the interest rate cap.

(i)                                     Represents one-time costs related to our secondary offerings paid to third party advisors.

(j)                                    Represents expenses paid to third party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income

Three and Nine Months Ended January 31, 2018 and 2017

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Income before taxes	$15,198	$13,590	$68,607	$46,846
EBITDA add-backs	2,692	1,153	7,777	8,649
Write-off of debt discount and deferred financing fees	—	211	74	7,103
Purchase accounting depreciation and amortization (1)	5,493	7,615	16,038	23,264
Adjusted pre-tax income	23,383	22,569	92,496	85,862
Adjusted income tax expense	8,067	7,786	31,912	29,622
Adjusted net income	$15,316	$14,782	$60,584	$56,240
Effective tax rate (2)	34.5%	34.5%	34.5%	34.5%

Weighted average shares outstanding:
Basic	41,036	40,943	41,004	40,035
Diluted	42,228	41,578	42,167	40,670
Adjusted net income per share:
Basic	$0.37	$0.36	$1.48	$1.40
Diluted	$0.36	$0.36	$1.44	$1.38

(1)   Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company. Full year projected amounts are $21.8 million and $15.6 million for FY18 and FY19, respectively.

(2)   Normalized cash tax rate determined based on our estimated taxes for fiscal 2018 under the Tax Cuts and Jobs Act of 2017, excluding the impact of purchase accounting and certain other deferred tax accounts.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

marketing@gms.com

770-723-3378